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


                                 THE WAYBILL

February 2001      A Newsletter by Employees for Employees                No. 80



CN VISITS WC

Karen Ryan, manager customer services in Stevens Point, was on hand when CN's President & CEO Paul Tellier visited our operating headquarters on February 12. She provided these highlights from Tellier's discussion with employees:

- Historically, the CN has taken an "if it's not broken, why fix it" attitude through the DWP and IC mergers. CN relies on local accountability and wants to keep close to the customer base. For example, IC customers were given options as to which customer service department would serve them (IC's or CN's).

- The CN operating plan is in development and will be submitted to the STB in early April.

- It is the CN's intent to retrain, relocate or New York Dock. Mr. Tellier is convinced that the number of available jobs should increase with the merger.

- When asked about benefits, Mr. Tellier stated that he does not expect our benefit levels to be lower. Nothing will change for a couple of years. The CN does offer an employee stock purchase plan, 401K and profit sharing. In 2000, the CN issued $65 million in performance incentives.

-    Today, the IC operates every mile they did at the time of the merger.

-    The method of combining length of service rosters has not been determined.

-    The CN-BNSF merger talks are dead at this time.

- Within the next few weeks, an employee information packet* will be distributed to the WC employees.

*[Editor's Note: The information packet will include photos of CN, IC and WC employees, so some of the people pictured may look familiar to you. We have selected 20 photos which include WC employees listed here, from which six or seven photos will be chosen for the brochure: Sault Ste. Marie: Terrance Campbell, Troy Maitland, Mary Rowat, Norma Hicks, Ray Conway, Gladstone: William Bruce, Daniel Lindquist, John Strahl, Dave Larson, Steve Gartland, Lat Martens, Pete Schwartz, Loren Hamiel, Green Bay: Mike Harrison, Bradley Spink, Randy Stocco, Paul Krueger, John Sundvor, Richard Gagnon, Fond du Lac: Dan Wagner, Russell Nitz, Ken Uhl, Pete Guell, Mark Leicht, Rhody Launders, New Brighton:
Austin McConnell, Stevens Point: Jeff Bellmer, Craig Roback]


In addition to Paul Tellier's visit earlier in the month, CN's Executive Vice President & Chief Operating Officer Hunter Harrison visited Stevens Point and Fond du Lac last week on February 22. These photos were taken in Fond du Lac.

[Photo 1 of Hunter Harrison with WC employees]

Fond du Lac - February 22

[Photo 2 of Hunter Harrison with WC employees]

[Photo 3 of Hunter Harrison with WC employees]

[Photo 4 of Hunter Harrison with WC employees]

[Photo 5 of Hunter Harrison with WC employees]

[Photo 6 of Hunter Harrison with WC employees]

[Photo 7 of Hunter Harrison with WC employees]


Your comments and story suggestions are most welcome. Please call or write Ann Thoma at 847-318-4588 or agthoma@wclx.com.

Wisconsin Central Ltd.
Fox Valley & Western Ltd.
Algoma Central Railway Inc.
Sault Ste. Marie Bridge Co.
Wisconsin Chicago Link Ltd.

One O'Hare Centre
P.O. Box 5062
Rosemont, IL  60017-5062

Ann Thoma, Editor
Phyliss Thomas & Genise Martinez, Layout & Design
Marlin Schilling, Print Production